Exhibit 99.1

Esperion Announces Proposed Public Offering

ANN ARBOR, Mich., Dec. 02, 2021 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR) (“Esperion” or the “Company”), today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase shares of common stock in an underwritten public offering. The Company expects to grant the underwriter a 30-day option to purchase additional shares of its common stock and/or warrants to purchase shares of its common stock at the public offering price, less the underwriting discounts and commissions. All of the securities to be sold in the offering are to be offered by Esperion.

H.C. Wainwright & Co. is acting as sole book-running manager for the proposed public offering.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Esperion intends to use the net proceeds from the offering to fund the ongoing commercialization efforts for NEXLETOL and NEXLIZET, research and clinical development of current or additional pipeline candidates, and general corporate purposes.

The securities described above are being offered by Esperion pursuant to a shelf registration statement on Form S-3ASR (File No. 333-258397) that was previously filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2021 and which became effective upon filing. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering, when available, may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Esperion Therapeutics

Esperion is The Lipid Management Company. Our goal is lipid management for everybody, that’s why we work hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, statements related to the terms, timing and completion of the proposed public offering, the satisfaction of customary closing conditions related to the proposed public offering and the intended use of proceeds from the proposed public offering. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, market and other conditions, the impact of COVID-19 on our business, clinical activities and results, supply chain, commercial development and launch plans, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:

Corporate Communications

Ben Church/Kaitlyn Brosco

bchurch@esperion.com / kbrosco@esperion.com